Exhibit 99.1

Monday, April 26, 2010

JBI, Inc.’s JAVACO division increases sales 52%

NIAGARA FALLS, Ontario, April 26, 2010 (GlobeNewswire via COMTEX) – JBI, Inc. (the “Company”) (OTCBB: JBII) would like to announce that its JAVACO division achieved a 52% increase in sales for the first quarter of 2010 compared to the first quarter of 2009.  JAVACO was able to achieve higher sales partly due to an extended line of credit provided by JBI, Inc., allowing JAVACO to accept larger orders.

About JBI, Inc.

JBI, Inc. is a technology company focused on injecting intelligence into existing products and processes, making them efficient and profitable.  JBI seeks to innovate new solutions to issues facing today’s world, including environmental concerns.  JBI currently has four business lines including JBI’s tape data recovery, JAVACO, PAK-IT LLC and our new Plastic2Oil business.  Information on our company and all of our products and services can be found at www.jbiglobal.com.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:  JBI, Inc.
          John Bordynuik, President and CEO
          john@johnbordynuik.com

          Investor Relations
          James Parker
          +1 (916) 990-3667
          jparker@jbiglobal.com

(C) Copyright 2010 GlobeNewswire, Inc. All rights reserved.

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INDUSTRY KEYWORD:	Business Services
SUBJECT CODE:	PLASTICS
MANAGEMENT CHANGES
Directors and Officers

JBI, Inc. All rights reserved.

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